                                                                    Exhibit 1.1

                                     _____________, 1996



Morgan Stanley & Co.
  Incorporated
CS First Boston Corporation
Lehman Brothers Inc.
Smith Barney Inc.
c/o Morgan Stanley & Co.
      Incorporated
    1585 Broadway
    New York, New York  10036

Morgan Stanley & Co. International Limited
CS First Boston Limited
Lehman Brothers International (Europe)
Smith Barney Inc.
c/o Morgan Stanley & Co. International
      Limited
    25 Cabot Square
    Canary Wharf
    London E14 4QA
    England

Dear Sirs:


          Integrated Payment Systems Inc., a Delaware corporation (the "Selling Stockholder"), proposes to sell to the several Underwriters (as defined below) ______________ shares of common stock, par value $.01 per share (the "Firm Shares") of MoneyGram Payment Systems, Inc., a Delaware corporation (the "Company").

          It is understood that, subject to the conditions hereinafter stated, _______________ Firm Shares (the "U.S. Firm Shares") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. Underwriters") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and _____________ Firm Shares (the "International Shares") will be sold to the several International Underwriters named in Schedule II hereto (the "International Underwriters") in connection with the offering and sale of such International Shares outside the United States and

Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated, CS First Boston Corporation, Lehman Brothers Inc., and Smith Barney Inc. shall act as representatives (the "U.S. Representatives") of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited, CS First Boston Limited, Lehman Brothers International (Europe) and Smith Barney Inc. shall act as representatives (the "International Representatives") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the "Underwriters".

          The Selling Stockholder also proposes to sell to the several U.S. Underwriters not more than an additional ________________ shares of its common stock, par value $.01 per share (the "Additional Shares") if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of common stock granted to the U.S. Underwriters in Article II hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the Shares. The shares of common stock, par value $.01 per share, of the Company are hereinafter referred to as the Common Stock.

          It is further understood that immediately prior to the sale of the Firm Shares to the Underwriters, the Selling Stockholder will transfer to the Company certain assets and liabilities of its consumer money wire transfer service marketed under the name "MoneyGram" (the "Business") (such transfer of assets and liabilities being referred to herein as the "Transition"). Pursuant to the Transition, the Company will enter into a Contribution Agreement to be dated as of the date hereof among the Company, First Data Corporation, a Delaware corporation and the sole stockholder of the Selling Stockholder ("First Data"), and the Selling Stockholder, an Operations Agreement to be dated as of the date hereof among the Company, First Data Technologies Inc., a Delaware corporation and a wholly owned subsidiary of First Data, and the Selling Stockholder, a Software License Agreement to be dated as of the date hereof between the Company and the Selling Stockholder, a Short-Term Working Capital Facility to be dated as of the date hereof between the Selling Stockholder and the Company, a Service Mark License Agreement to be dated as of the date hereof among the Company, the Selling Stockholder and Western Union Financial Services, Inc., a Human Resources Agreement to be dated the date hereof among the Company, the Selling Stockholder, and First Data Corporation, a Telecommunications Services Sharing Agreement to be dated the date hereof between the Company and First Data

Corporation, and a Registration Rights Agreement dated the date hereof between the Company and the Selling Stockholder (collectively, the "Transition Agreements").

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A, under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the Registration Statement; the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the Prospectus. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.


                                       I.


          1. Each of the Company and the Selling Stockholder represents and warrants to each of the Underwriters that:

          (a) The Registration Statement has become effective or will become effective not later than 9:30 a.m. on the next business day following the date hereof (the "Effective Time")/1/; no stop order suspending the effectiveness of the Registration Statement is or will

----------------
/1/ This assumes the Underwriting Agreement is signed after the close of business on the date hereof, and a pre-effective pricing amendment is filed.

     be, as of the Effective Time, in effect, and no proceedings for such purpose are or will be, as of the Effective Time, pending before or threatened by the Commission.

          (b) (i) Each part of the Registration Statement, when such part became or becomes effective, did not or will not contain and each such part, as amended or supplemented, if applicable, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on and after the Effective Time, the Registration Statement and the Prospectus will comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and
     (iii) on and after the Effective Time, the Prospectus will not include and, as amended or supplemented, if applicable, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 1(b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company or the Selling Stockholder in writing by any U.S. Representative, International Representative or Underwriter expressly for use therein.

          (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; the Company has the requisite corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company or the Business, as the case may be.

          (d) As of the date hereof and as of the Closing Date, the Company does not, and will not, have any subsidiaries.

          (e) The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock."

          (f) The Shares have been duly authorized and are validly issued, fully paid and non-assessable.

          (g) This Agreement has been duly authorized, executed and delivered by the Company.

          (h) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or the Business that is material to the Company or the Business, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or the Business including, without limitation, the U.S. Federal Trade Commission, and no consent, approval, authorization or order of or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or foreign securities laws or regulations in connection with the offer and sale of the Shares.

          (i) The consummation of the Transition and the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Transition Agreements will not result in a violation of the provisions of the certificate of incorporation or by-laws of the Company or any statute, rule or regulation or any judgment, or decree of any governmental body, agency or court, including, without limitation, the U.S. Federal Trade Commission, having jurisdiction over the Company or the Business, or conflict with or result in a breach or the violation of any of the terms or provisions of, or constitute a default under, any agreement or other instrument binding upon the Company or the Business (except for such conflicts, breaches, violations and defaults that, individually or in the aggregate, would not have a material adverse effect on the Company or the Business) and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under the Transition Agreements or pursuant to the Transition (except for such consents, authorizations, orders or qualifications that, individually or in the aggregate, would not have a material adverse effect on the Company or the consummation of the Transition).

          (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company or the Business, from that set forth or contemplated in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (k) There are no legal or governmental proceedings pending or, to the knowledge of the Selling Stockholder or the Company, threatened to which the Company or the Business is a party or to which any of the properties of the Company or the Business is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (l) Except as described in the Prospectus, the Company has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to so have, obtain or file would not have a material adverse effect on the Company or the Business.

          (m) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

          (n) The Company is not and, after the consummation of the Transition, will not be, an

     "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

          (o) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly in all material respects the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise stated therein.

          (p) Except as disclosed in the Prospectus, the Company possesses the rights described in the Prospectus to use the Licensed Marks (as defined in the Prospectus), and the Company owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses (other than the Licensed Marks) necessary for the conduct of its business in the manner described in the Prospectus and the Company has no reason to believe that the conduct of its business will conflict with any such rights of others, and neither the Business nor the Company has received any notice of any claims of conflict with any such rights of others, which claims, if determined adversely to the Business or the Company, would or could reasonably be expected to have a material adverse effect on the Business or the Company.

          (q) No material labor dispute with the employees of the Company exists, except as described in or contemplated by the Prospectus, or, to the knowledge of the Company, is imminent.

          (r) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company or any of its affiliates and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

          (s)  The Company has complied with or is exempt from all provisions of
     Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

          2. The Selling Stockholder represents and warrants to and agrees with each of the Underwriters that:

          (a) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

          (b) The execution and delivery by the Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of the Selling Stockholder, or any material agreement or other instrument binding upon the Selling Stockholder or any of the Selling Stockholder's subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Stockholder or any of the Selling Stockholder's subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Stockholder of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or foreign securities laws or regulations in connection with the offer and sale of the Shares.

          (c) The consummation of the Transition and the execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, the Transition Agreements will not result in a violation of the provisions of the certificate of incorporation or by-laws of the Selling Stockholder, or any statute, rule or regulation or any judgment or decree of any governmental body, agency or court, including, without limitation, the U.S. Federal Trade Commission, having jurisdiction over the Selling Stockholder or any of the Selling Stockholder's subsidiaries, or conflict with or result in a breach or the violation of any of the terms or provisions of, or constitute a default under, any agreement or other instrument binding upon the Selling Stockholder or any of the Selling Stockholder's subsidiaries (except for such conflicts, breaches, violations and defaults that, individually or in the aggregate, would not have a material adverse effect on the Selling Stockholder and its subsidiaries taken as a whole) and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Selling Stockholder of its obligations under the Transition Agreements or pursuant to the Transition (except for such consents, authorizations, orders or qualifications that, individually or in the aggregate, would not have a material adverse effect on the Selling Stockholder, the Business or the consummation of the Transition).

          (d) On the Closing Date, the Selling Stockholder will have valid title to the Shares to be sold by such Selling Stockholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by the Selling Stockholder to the Underwriters pursuant to this Agreement.

          (e) Title to the Shares to be sold by the Selling Stockholder pursuant to this Agreement will, upon delivery of such Shares and payment therefor as provided herein, pass to the Underwriters free and clear of any security interests, claims, liens, equities and other encumbrances.

          (f) The Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.


                                      II.


          The Selling Stockholder hereby agrees to sell to the several Underwriters, and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Selling Stockholder the respective numbers of Firm Shares set forth in Schedules I and II hereto opposite their names at $_____ a share -- the purchase price.

          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Stockholder agrees to sell to the U.S. Underwriters the Additional Shares, and the U.S.

Underwriters shall have a one-time right to purchase, severally and not jointly, up to _____________ Additional Shares at the purchase price. Additional Shares may be purchased as provided in Article IV hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of U.S. Firm Shares set forth in Schedule I hereto opposite the name of such U.S. Underwriter bears
to the total number of U.S. Firm Shares.   The Additional Shares to be purchased
by the U.S. Underwriters hereunder and the U.S. Firm Shares are hereinafter collectively referred to as the U.S. Shares.

          The Company and the Selling Stockholder hereby agree that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, each will not, during the period ending 180 days after the date of the Prospectus, in the case of the Company, and, during the period ending on December 31, 1996, in the case of the Selling Stockholder, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, file a registration statement (in the case of the Company) or make any demand for or exercise any right with respect to (in the case of the Selling Stockholder and the Trustee) any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by such person or are thereafter acquired directly from the Company) or (ii) enter into any swap or similar agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) of this paragraph is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any grant of stock options which vest subsequent to the period ending 180 days after the date of the Prospectus, (C) one or more registration statements relating to the Company's 1996 Stock Option Plan, the 1996 Broad-Based Stock Option Plan or the MoneyGram Agent Stock Option Plan or the Company's obligations under the Registration Rights Agreement or (D) the deposit, if any, of any Shares with Wachovia Bank of North Carolina, N.A., as trustee (the "Trustee") pursuant to the Irrevocable Trust Agreement among First Data, the Selling Stockholder and the Trustee.

                                      III.


          The Company and the Selling Stockholder are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company and the Selling Stockholder are further advised by you that the Shares are to be offered to the public initially at U.S.$_____ a share (the public offering price) and to certain dealers selected by you at a price that represents a concession not in excess of U.S.$____ a share under the public offering price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S.$____ a share, to any Underwriter or to certain other dealers.

          Each U.S. Underwriter hereby makes to and with each of the Company and the Selling Stockholder the representations and agreements of such U.S. Underwriter contained in the fifth and sixth paragraphs of Article III of the Agreement Between U.S. and International Underwriters of even date herewith. Each International Underwriter hereby makes to and with each of the Company and the Selling Stockholder the representations and agreements of such International Underwriter contained in the seventh, eighth, ninth and tenth paragraphs of
Article III of such Agreement.


                                      IV.


          Payment for the Firm Shares shall be made by wire transfer of federal funds or other immediately available funds payable to the order of the Selling Stockholder. The Closing shall be held at the office of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, at 10:00 A.M., local time, on ____________, 1996, or at such other time on the same or such other date, not later than _________, 1996, as shall be agreed to by the Selling Stockholder and you. The time and date of such payment are hereinafter referred to as the Closing Date.

          Payment for any Additional Shares shall be made by wire transfer of federal funds or other immediately available funds payable to the order of the Selling

Stockholder. The Closing of any sale of Additional Shares shall be held at the office of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, at 10:00 A.M., local time, on such date (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than the second business day after the giving of the notice hereinafter referred to nor later than ten business days after the giving of the notice hereinafter referred
to) as shall be designated in a written notice from the U.S. Representatives to the Selling Stockholder of their determination, on behalf of the U.S. Underwriters, to purchase a number, specified in said notice, of Additional Shares, or on such other date, in any event not later than _______, 199_, as
shall be designated in writing by the U.S. Representatives.   The time and date
of such payment are hereinafter referred to as the Option Closing Date.   The
notice of the determination to exercise the option to purchase Additional Shares and of the Option Closing Date may be given at any time within 30 days after the date of this Agreement.

          Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the purchase price therefor.


                                       V.


          The obligations of the Company, the Selling Stockholder and the several obligations of the Underwriters hereunder are subject to the condition that the Registration Statement shall have become effective not later than the Effective Time.

          The several obligations of the Underwriters hereunder are subject to the following further conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company, from that set forth or contemplated in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), that is material and adverse and that makes it, in your reasonable judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct (x) insofar as they relate to the Business, as if made immediately prior to the consummation of the Transition and (y) insofar as they relate to the Company, as if made on and as of such Closing Date after the consummation of the Transition and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          (c) The Underwriters shall have received a certificate, dated the Closing Date, of an executive officer of the Selling Stockholder to the effect that the representations and warranties of the Selling Stockholder contained in this Agreement are true and correct (x) insofar as they relate to the Business, as if made immediately prior to the consummation of the Transition and (y) insofar as they relate to the Company, as if made on and as of such Closing Date after the consummation of the Transition and that the Selling Stockholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

          The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

          (d) You shall have received on the Closing Date, after the consummation of the Transition, an opinion of Sidley & Austin, special counsel for the Company, dated the Closing Date, to the effect that

               (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own its property and to conduct its business as described in the Prospectus;

               (ii) the authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Prospectus under the caption "Description of Capital Stock";

               (iii) the Shares have been duly authorized and validly issued, and are fully paid and non-assessable;

               (iv) this Agreement has been duly authorized, executed and delivered by the Company;

               (v) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not result in a violation of any provision of Federal or New York law or the General Corporation Law of Delaware or the certificate of incorporation or by-laws of the Company or, to such counsel's knowledge, result in a breach or violation of any term or provision of, or constitute a default under, any agreement or other instrument binding upon the Company that is material to the Company, or, to such counsel's knowledge, result in a violation of any judgment, or decree of any governmental body, agency or court, including, without limitation, the U.S. Federal Trade Commission, having jurisdiction over the Company, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or foreign securities laws or regulations in connection with the offer and sale of the Shares by the U.S. Underwriters;

               (vi) the statements contained in the Prospectus under the captions "Description of Capital Stock", "Shares Eligible for Future Sale" and "Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders of Common Stock," to the extent that they constitute descriptions of statutes, rules and regulations, have been reviewed by such counsel and constitute fair summaries of the provisions of the statutes, rules and regulations purported to be summarized, and the provisions of the contracts, agreements and instruments summarized under such captions and under the captions "The Transition and Ongoing Relationship with First Data" and "Certain Relationships and Related Transactions" conform in all material respects to the descriptions thereof in the Prospectus; and

               (vii) the Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

          In addition, such counsel shall state that in the course of the preparation of the Registration Statement and the Prospectus, such counsel has considered the information set forth therein in light of the matters required to be set forth therein and that such counsel has participated in conferences with officers and representatives of the Selling Stockholder and the Company, including the Company's independent public accountants, and representatives of and counsel for the U.S. Underwriters and International Underwriters, during the course of which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel shall not have independently checked the accuracy or completeness of, or otherwise verified, and accordingly are not passing upon, and shall not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as set forth in subparagraph (vi) above), and that such counsel has relied as to materiality, to a large extent, upon the judgement of officers and representatives of the Company, as a result of such consideration and participation, nothing has come to the attention of such counsel which causes such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of such opinion, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except in each case such counsel need express no comment with respect to the financial statements, financial data, statistical data and supporting schedules included in the Registration Statement or the Prospectus or statements made in the exhibits to the Registration Statement).

          In rendering such opinion, such counsel may (i) state that their opinion is limited to the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware, and (ii) rely as to matters of fact upon the representations contained in this Agreement and certificates of officers of the Company and of public officials; provided that such counsel shall furnish copies of any such certificates to the Representatives.

          (e) You shall have received, on the Closing Date, after the consummation of the Transition, an opinion of Andrea Kenyon, General Counsel of the Company, to the effect that:

               (i) the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company;

               (ii) after due inquiry, such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company is a party or to which any of the properties of the Company is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

               (iii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not result in a violation of any provision of applicable law;

               (iv) except as described in the Prospectus, to such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act;

               (v) there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any of the Shares pursuant to the Company's certificate of incorporation or by-laws, and there are no such other rights or restrictions in any agreement or other instrument to which the Company is a party or by which the Company is bound and which is known to such counsel;

               (vi) the statements contained in the Prospectus under the caption "Business--Regulation and Licensing", to the extent that they constitute descriptions of statutes, rules and regulations, have been reviewed by such counsel and constitute fair summaries of the provisions of the statutes, rules and regulations purported to be summarized;

               (vii) except as described in the Prospectus, the Company possesses all certificates, authorizations, permits and licenses issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and, to such counsel's knowledge, the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization of permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company, except as described in or contemplated by the Prospectus;

               (viii) the consummation of the Transition and the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Transition Agreements will not result in a violation of the provisions of the certificate of incorporation or by-laws of the

          Company or any statute, rule or regulation or any judgment, or decree of any governmental body, agency or court, including, without limitation, the U.S. Federal Trade Commission, having jurisdiction over the Company, or conflict with or result in a breach or the violation of any of the terms or provisions of, or constitute a default under, any agreement or other instrument binding upon the Company (except for such conflicts, breaches, violations and defaults that, individually or in the aggregate, would not have a material adverse effect on the Company) and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under the Transition Agreements or pursuant to the Transition (except for such consents, authorizations, orders or qualifications that, individually or in the aggregate, would not have a material adverse effect on the Company or the consummation of the Transition).

               (ix) such counsel (1) believes that (except for financial statements, financial data, statistical data and supporting schedules as to which such counsel need not express any belief) the Registration Statement and the Prospectus included therein at the time the Registration Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (2) believes that (except for financial statements, financial data, statistical data and supporting schedules as to which such counsel need not express any belief) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (f) You shall have received on the Closing Date, after the consummation of the Transition, an opinion of Sidley & Austin, counsel for the Selling Stockholder, dated the Closing Date, to the effect that:

               (i) this Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder;

               (ii) the execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, this Agreement will not result in a violation of any provision of Federal or New York law, or the General Corporation Law of Delaware, or the certificate of incorporation or by-laws of the Selling Stockholder;

               (iii) Immediately prior to the consummation of the sale of the Shares pursuant to this Agreement, (i) the Shares were owned of record by the Selling Stockholder and (ii) such counsel has no reason to believe that the Shares were not owned beneficially by the Selling Stockholder free and clear of any security interests, claims, liens, equities or other encumbrances (other than those arising under this Agreement). The Selling Stockholder has all requisite corporate power and authority to enter into this Agreement and to sell, transfer and deliver the Shares as contemplated by this Agreement and this Agreement has been duly and validly executed and delivered by the Selling Stockholder; and

               (iv) Upon registration of the Shares in the names of the applicable Underwriters in the stock records of the Company, such Underwriters will, assuming that such Underwriters are purchasing the Shares in good faith and without notice of any adverse claim within the meaning of the Uniform Commercial Code, as currently in effect under the laws of the State of Delaware, have acquired all rights of the Selling Stockholder in the Shares free and clear of any such adverse claim.


          (g) You shall have received on the Closing Date, after the consummation of the Transition, an opinion of Jeff Leventhal, counsel for the Selling Shareholder, dated the Closing Date, to the effect that:

               (i) the execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, this Agreement will not result in a violation of any agreement or other instrument binding upon the Selling Stockholder or any of its subsidiaries, that is individually or in the aggregate material to the Selling Stockholder or any of its subsidiaries or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Stockholder of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or foreign securities laws or regulations in connection with offer and sale of the Shares;

               (ii) the consummation of the Transition and the execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, the Transition Agreements will not result in a violation of the provisions of the certificate of incorporation or by-laws of the Selling Stockholder or any statute, rule or regulation or any judgment, or decree of any governmental body, agency or court, including, without limitation, the U.S. Federal Trade Commission, having jurisdiction over the Selling Stockholder or any subsidiary of the Selling Stockholder, or conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or other instrument binding upon the Selling Stockholder of any of its subsidiaries (except for such conflicts, breaches, violations and defaults that, individually or in the aggregate, would not have a material adverse effect on the Selling Stockholder or any of its subsidiaries) and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Selling Stockholder of its obligations under the Transition Agreements or pursuant to the Transition (except for such consents, authorizations, orders or qualifications that, individually or in the aggregate, would not have a material adverse effect on the Selling Stockholder or the consummation of the Transition; and

               (iii) such counsel (1) believes that (except for financial statements, financial data, statistical data and supporting schedules as to which such counsel need not express any belief) the Registration Statement and the Prospectus included therein at the time the Registration

          Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
          (2) believes that (except for financial statements, financial data, statistical data and supporting schedules as to which such counsel need not express any belief) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (h) You shall have received on the Closing Date an opinion of Davis Polk & Wardwell, special counsel for the Underwriters, dated the Closing Date, in such form as is reasonably satisfactory to the Underwriters.

          With respect to subparagraph (ix) of paragraph (e) above, Andrea Kenyon may state, and with respect to subparagraph (iii) of paragraph (g) above, Jeff Leventhal may state, that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified and accordingly such counsel are not passing upon, and shall not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus except as set forth in subparagraph (vi) with respect to the opinion of Andrea Kenyon.

          The opinions of Sidley & Austin described in paragraph (d) and (f) above shall be rendered to you at the request of the Company and the Selling Stockholder, and shall so state therein.

          (i) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Ernst & Young, LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          (j) The Transition (as defined and described in the Prospectus) shall have been consummated in accordance with all applicable law.

          (k) The Registration Statement shall have become effective not later than 9:30 a.m. on the next business day following the date hereof.

          The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.


                                      VI.

          1. In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

          (a) To furnish to you, without charge, 2 signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, during the period mentioned in paragraph
     (c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

          (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and to file no such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

          (c) If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of your counsel the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the reasonable opinion of your counsel, it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service or process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

          (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending December 31, 1997 that satisfies the provisions of
     Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

          (f) For a period of five years following the Closing Date, to furnish to you copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the NYSE or the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

          (g) To use its best efforts to accomplish the listing of the Common Stock on the New York Stock Exchange.

          2. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Selling Stockholder agrees to pay or cause to be paid all expenses incident to the performance of the obligations of the Company and the Selling Stockholder under this Agreement, including: (i) the fees, disbursements and expenses of the counsel and the accountants for the Company and the Selling Stockholder in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all reasonable expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section VI 1(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the Offering by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the Offering, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expense of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the perfor mance of the obligations of the Company and the Selling Stockholder hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section VII, and the third paragraph of Section IX below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them, any advertising expenses connected with any offers they may make and their costs and expenses with respect to the "road show."

                                      VII.

          The Company and the Selling Stockholder, jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (including, to the extent hereinafter provided, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by any U.S. Representative, International Representative or Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus or supplement thereto shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

          Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholder, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or the Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, and liabilities (including, to the extent hereinafter provided, any legal or other expenses reasonably incurred by the Company, the Selling Stockholder, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act in connection with defending or investigating any such claim) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by any U.S. Representative, International Representative or Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendments or supplements thereto and (ii) the failure of such Underwriter to deliver a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) to any person to whom a copy of any preliminary prospectus (or any supplement thereto) shall have been delivered by or on behalf of such Underwriter and to whom Shares shall have been sold by such Underwriter, if required by law to have been so delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have fully cured the defect giving rise to such loss, claim, damage or liability.

          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to any of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the reasonable fees and expenses of more than one separate firm (other than local counsel which shall be engaged only for purposes of appearing with such firm in such jurisdictions in which such firm is not licensed to practice) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, (b) the reasonable fees and expenses of more than one separate firm (other than local counsel which shall be engaged only for purposes of appearing with such firm in such jurisdictions in which such firm is not licensed to practice) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (c) the reasonable fees and expenses of more than one separate firm (other than local counsel which shall be engaged only for purposes of appearing with such firm in such jurisdictions in which such firm is not licensed to practice) for all Selling Stockholder and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholder and such controlling persons of the Selling Stockholder, such firm shall be designated in writing by the Selling Stockholder. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          If the indemnification provided for in the first two paragraphs of this Article VII is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Stockholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholder or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Article VII are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

          The Company, the Selling Stockholder and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Article VII were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Article VII are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          The indemnity and contribution provisions contained in this Article VII and the representations and warranties of the Company and the Selling Stockholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Selling Stockholder or any person controlling the Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

                                     VIII.


          This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.


                                      IX.


          This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

          If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I or Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to Article II be increased pursuant to this Article IX by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholder. In any such case either you or the Selling Stockholder shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of either the Company or the Selling Stockholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason either the Company or the Selling Stockholder shall be unable to perform its obligations under this Agreement, the Company and the Selling Stockholder will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

          This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.


                              Very truly yours,


                              MONEYGRAM PAYMENT SYSTEMS, INC.



                              By_____________________________



                              INTEGRATED PAYMENT SYSTEMS INC.



                              By_____________________________



Accepted, ____________, 1996
MORGAN STANLEY & CO.
  INCORPORATED
CS FIRST BOSTON CORPORATION
LEHMAN BROTHERS INC.
SMITH BARNEY INC.

Acting severally on behalf of themselves and the several U.S. Underwriters named in Schedule I hereto.

By Morgan Stanley & Co.
   Incorporated



By______________________________________

MORGAN STANLEY & CO. INTERNATIONAL LIMITED
CS FIRST BOSTON LIMITED
LEHMAN BROTHERS INTERNATIONAL (EUROPE)
SMITH BARNEY INC.
Acting severally on behalf of themselves and the several International Underwriters named in Schedule II hereto.

By Morgan Stanley & Co. International Limited



BY
  --------------------------------------------